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                                                                     Exhibit 23a





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Foster Wheeler Corporation on Form S-8 to be filed on June 1, 1995 of our report dated February 13, 1995, on our audits of the consolidated financial statements of Foster Wheeler Corporation and Subsidiaries as of December 30, 1994 and December 31, 1993, and for each of three years in the period ended December 30, 1994, which report is incorporated by reference in the Corporation's Annual Report on Form 10-K.


                                           /S/ Coopers & Lybrand L.L.P
                                           ---------------------------

                                           Coopers & Lybrand L.L.P.





New York, New York
May 30, 1995

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